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                                                                  Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants for the Walden Small Cap Innovations Fund, a series of The Coventry Group, we hereby consent to the references to our firm in the Statement of Additional Information in this Post-Effective Amendment to The Coventry Group's Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services, Ltd.
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Cohen Fund Audit Services, Ltd.
Westlake, Ohio

August 19, 2008